Exhibit 99.1

News Release

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 • 800 • TO • SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

FOR IMMEDIATE RELEASE                    NOVEMBER 5, 2018

SYKES ENTERPRISES, INCORPORATED REPORTS

THIRD QUARTER 2018 FINANCIAL RESULTS

--Strong pace of capacity rationalization continued

--Acquisition of Symphony Ventures Limited consummated

--Updating 2018 business outlook

TAMPA, FL – November 5, 2018 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading provider of multichannel demand generation and global customer engagement services, announced today its financial results for the third-quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights

•

Third quarter 2018 revenues of $399.3 million decreased $8.0 million, or 2.0%, from $407.3 million in the comparable quarter last year, with the change due to softness in the communications vertical split between lower demand and operational inefficiencies coupled with a strategic decision to discontinue a program due to the lack of long-term viability as discussed previously in the business outlook section of the second quarter 2018 press release. This more than offset demand growth stemming from new client wins as well as existing and new program expansion across the financial services, technology, healthcare, transportation & leisure, and other verticals, which includes retail

•

Non-GAAP third quarter 2018 constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) decreased 1.1% comparably, driven largely by the aforementioned factors. Further, the discontinued program’s impact on third quarter 2018 constant currency comparable revenue decline was approximately 2.0%. Non-GAAP constant currency revenues exclude the impact of foreign exchange rate movements in the third quarter of 2018 versus the year-ago period

•

Third quarter 2018 operating margin decreased to 3.6% from 6.4% for the comparable period last year. Third quarter 2018 operating margin reflects the impact of acquisition-related intangible amortization, charges, legal as well as merger and integration costs totaling $16.9 million, or 420 basis points. Of that total, $8.1 million of charges, or approximately 200 basis points, is related to capacity rationalization. These charges include asset impairments, severance expenses, write-off of remaining lease commitments and other expenses. There is $4.4 million, or 110 basis points, associated with the amortization of acquisition-related intangibles and fixed asset write-ups. The $2.9 million, or roughly 70 basis points, is from earnouts as well as merger and integration costs related to acquisitions of Portent, WhistleOut and Symphony. And the remaining $1.5 million, or 40 basis points, is associated with a legal settlement of a wage and hour lawsuit. In the year-ago quarter, the operating margin was impacted by similar factors and costs, totaling $7.9 million, or roughly 195 basis points, of which $5.9 million, or 145 basis points, was related to amortization of acquisition-related intangibles and fixed asset write-ups, $1.3 million, or 30 basis points, was related to earnouts as well as deal and integration costs with the remaining $0.7 million, or 20 basis points, related to impairment charges.

•

On a non-GAAP basis (see Exhibit 6 for reconciliation), which excludes the impact of acquisition related intangibles and fixed-asset write-ups, charges and merger and integration costs but includes the 40 basis points impact of the wage and hour lawsuit settlement, third quarter 2018 operating margin was 7.4% versus 8.2% in the same period last year. The reduction in the comparable operating margins due to some softness in the communications vertical and operational inefficiencies related to recruitment and retention challenges in the U.S. in addition to the lawsuit settlement costs

•	Third quarter 2018 diluted earnings per share were $0.33 versus $0.52 in the same period last year due to aforementioned factors

•

On a non-GAAP basis, third quarter 2018 diluted earnings per share were $0.59 versus $0.62 on a comparable basis (see Exhibit 6 for reconciliation). The decline in comparable diluted earnings per share was due to a combination of slightly lower revenues on a comparable basis related to aforementioned strategic decision, operational inefficiencies and softness in the communications vertical, coupled with costs associated with the legal settlement and a slightly higher tax rate, all of which more than offset the impact of lower interest and other expenses

•

Consolidated capacity utilization rate decreased to 70% in the third quarter of 2018 from 71% in the same period last year, due to a combination of demand weakness in the communications vertical and operational inefficiencies related to recruitment and retention challenges

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), decreased 3.7% to $328.8 million, or 82.3% of total revenues, for the third quarter of 2018 compared to $341.3 million, or 83.8% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues decreased 3.1% comparably, with the decline driven by softness in the communications vertical split between lower demand and operational inefficiencies, a slight decline in the technology vertical and the strategic decision to discontinue a program, which was in the financial services vertical. The discontinued program’s impact to third quarter 2018 Americas’ comparable revenue decline was approximately 2.3%. All of these factors more than offset new client wins as well as existing and new program expansion across the healthcare, transportation & leisure, and other verticals, which includes retail.

The Americas income from operations for the third quarter of 2018 decreased 28.6% to $25.7 million, with an operating margin of 7.8% versus 10.5% in the comparable quarter last year. The third quarter 2018 Americas’ operating margin reflects the impact of acquisition-related intangible amortization, charges, legal costs as well as merger and integration costs totaling $15.7 million, or roughly 480 basis points. Of that amount, $8.1 million of charges, or 250 basis points, related to capacity rationalization, $4.1 million, or 120 basis points, was related to acquisition-related intangible amortization, $2.0 million, or 60 basis points, reflects the impact of earnouts as well as merger and integration costs and the remaining $1.5 million, or 50 basis points, was associated with the legal settlement. In the year-ago period, the equivalent impact was $6.5 million, or 190 basis points, of which $5.6 million, or 160 basis points, was related to acquisition-related intangible amortization, the impairment charges were $0.7 million, or 20 basis points, coupled with earnouts as well as merger and integration costs of $0.2 million, or 10 basis points. On a non-GAAP basis, the Americas operating margin was 12.1% versus 12.4% in the comparable quarter last year, with the decline due primarily to the costs associated with the legal settlement (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 7.0% to $70.5 million, representing 17.7% of total revenues, for the third quarter of 2018, compared to $66.0 million, or 16.2% of total revenues, in the same prior year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 9.7% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology, financial services, transportation & leisure and other verticals, which includes retail, more than offsetting the softness in the communications vertical.

The EMEA region’s income from operations for the third quarter of 2018 increased 12.7% to $5.1 million, with an operating margin of 7.2% versus 6.9% in the comparable quarter last year. On a non-GAAP basis, the operating margin increased to 7.6% from 6.3% in the year-ago period due principally to higher growth, higher agent productivity and lower costs. The year-ago period included costs related to capacity additions, launch of the Larnaca, Cyprus operation as a new delivery geography and the expansion of the at-home agent platform across EMEA (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, increased to $16.3 million, or 4.1% of revenues in the third quarter of 2018, compared to $14.2 million, or 3.5% of revenues in the prior year period. The third quarter of 2018 and the year-ago comparable period include merger and integration costs of $0.8 million and $1.1 million, respectively related to the acquisitions of WhistleOut and Symphony Ventures in the current period as well as an acquisition of certain assets of a Global 2000 Telecommunications Services Provider in the year-ago period. Excluding the aforementioned merger and integration costs, the comparable increase in other loss was skewed by the year-ago period comparables, which reflected lower performance-based compensation resulting from a difference between actual and projected performance targets.

On a non-GAAP basis, other loss from operations increased to 3.9% of revenues from 3.2% in the year-ago period. The year-ago period reflected lower performance-based compensation resulting from a difference between actual and projected performance targets (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the third quarter of 2018 was $(0.1) million compared to $(1.8) million for the same period in the prior year, due to a combination of foreign transaction gains, which resulted primarily from exchange rate fluctuations in U.S. dollar denominated assets and liabilities held by the Company’s foreign subsidiaries. In addition, the decline in other expenses was also due to lower interest expense driven by lower outstanding debt balance at $82.0 million in the current period versus $267.0 million in the year-ago quarter.

The Company recorded an effective tax rate of 4.4% in the third quarter of 2018 versus 11.2% in the same period last year and significantly below the estimated 14.0% provided in the Company’s August 2018 business outlook. The rate differential compared to the same period last year and relative to the business outlook was driven by a combination of discrete items such as reversal of uncertain tax positions, a reduction in the federal corporate tax rate from 35% to 21% stemming from the passage in December 2017 of the Tax Cuts and Jobs Act and a shift in the geographic mix of earnings to lower tax rate jurisdictions.

On a non-GAAP basis, the third quarter 2018 effective tax rate was 16.3% compared to 16.8% in the same period last year and below the estimated 19.0% provided in the Company’s August 2018 business outlook (see Exhibit 11 for reconciliation) due to aforementioned factors.

Liquidity and Capital Resources

The Company’s balance sheet at September 30, 2018 remained strong with cash and cash equivalents of $157.3 million, of which approximately 86.4%, or $135.9 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. Net cash provided by operating activities in the third quarter of 2018 decreased to $42.1 million from $46.8 million in the same period last year, which was impacted by lower net income resulting from costs associated mostly with operational inefficiencies. At September 30, 2018, the Company had $82.0 million in borrowings outstanding with $358.0 million available under its $440.0 million credit facility.

Business Outlook

The assumptions driving the business outlook for the fourth quarter and full-year 2018 are as follows:

--The Company is raising its full year 2018 diluted earnings per share outlook due to a lower than expected effective tax rate as well as lower other expenses. Concurrently, the Company is lowering its full year 2018 revenue outlook by a total of approximately $7 million relative to the one provided in August 2018. Roughly $4 million of the revenue revision is related to foreign exchange rate flux with the remaining $3 million being driven principally by the communications vertical, which is being driven primarily by staffing inefficiencies. Despite the full year revenue revision relative to our August 2018 business outlook, the Company’s full-year margin expectations remain unaffected. Although the communications vertical remains soft, the Company recently won some potentially significant long-term opportunities that could drive growth in that vertical in the latter half of 2019. Separately, similar to the third quarter 2018, the Company anticipates the benefits of the capacity rationalization initiatives to continue to flow through in the fourth quarter of 2018. Those benefits are expected to result in a 100 basis point improvement in non-GAAP operating margins over fourth quarter 2017;

--On November 1, 2018, the Company consummated the acquisition of the pure-play and best-of-breed Robotic Process Automation (RPA) provider Symphony Ventures Limited, which is expected to contribute approximately $4 million (the remaining two-months of revenues) to fourth quarter 2018 revenues and is reflected in the full-year revenue revision. However, the Company still anticipates the impact of the acquisition to full year 2018 diluted earnings per share to be dilutive on a GAAP basis and neutral on a non-GAAP basis;

--The Company’s fourth quarter 2018 business outlook anticipates a pre-tax charge of approximately $0.7 million, or $0.01 on an after-tax basis, related to capacity rationalization. The pre-tax charge is expected to be cash. The full-year outlook also reflects a pre-tax charge of approximately $22.0 million, or $0.40 on an after-tax basis, split roughly evenly between non-cash and cash;

--The Company’s revenues and earnings per share assumptions for the fourth quarter and full year 2018 are based on foreign exchange rates as of October 2018. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the fourth quarter and full-year as discussed above;

--The Company anticipates total other interest income (expense), net of approximately $(1.2) million for the fourth quarter and $(3.7) million for the full year 2018. The amounts in the other interest income (expense), net, however, exclude the potential impact of any future foreign exchange gains or losses; and

--The Company expects a further reduction in its full-year 2018 effective tax rate compared to what was provided in its August 2018 outlook due largely to discrete benefits in the third quarter of 2018.

Considering the above factors, the Company anticipates the following financial results for the three months ending December 31, 2018:

•	Revenues in the range of $415.0 million to $420.0 million
•	Effective tax rate of approximately 17.0%; **on a non-GAAP basis, an effective tax rate of approximately 19.0%
•	Fully diluted share count of approximately 42.3 million
•	Diluted earnings per share of approximately $0.53 to $0.57
•	**Non-GAAP diluted earnings per share in the range of $0.65 to $0.69
•	Capital expenditures in the range of $8.0 million to $10.0 million

For the twelve months ending December 31, 2018, the Company anticipates the following financial results:

•	Revenues in the range of $1,625.0 million to $1,630.0 million
•	Effective tax rate of approximately 8.0%; **on a non-GAAP basis, an effective tax rate of approximately 16.0%
•	Fully diluted share count of approximately 42.2 million
•	Diluted earnings per share of approximately $1.28 to $1.32
•	**Non-GAAP diluted earnings per share in the range of $2.09 to $2.13
•	Capital expenditures in the range of $45.0 million to $47.0 million

**See exhibit 10 for fourth quarter and full-year 2018 non-GAAP diluted earnings per share and exhibit 11 for the fourth quarter non-GAAP tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, November 6, 2018, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer-engagement solutions and services to Global 2000 companies and their end customers primarily in the technology, financial services, healthcare, communications and transportation & leisure industries. SYKES’ differentiated full lifecycle management services platform effectively engage customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for our clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Its complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer support centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, Qelp, Clearlink and Symphony. (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	September 30,	September 30,
	2018	2017
Revenues	$399,333	$407,309
Direct salaries and related costs	(261,474)	(267,489)
General and administrative	(105,148)	(93,355)
Depreciation, net	(14,072)	(14,227)
Amortization of intangibles	(3,638)	(5,293)
Impairment of long-lived assets	(555)	(680)

Income from operations	14,446	26,265
Total other income (expense), net	(66)	(1,824)

Income before income taxes	14,380	24,441
Income taxes	(628)	(2,746)

Net income	$13,752	$21,695

Net income per common share:
Basic	$0.33	$0.52

Diluted	$0.33	$0.52

Weighted average common shares outstanding:
Basic	42,136	41,879
Diluted	42,204	42,033

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Nine Months Ended
	September 30,	September 30,
	2018	2017
Revenues	$1,210,489	$1,166,761
Direct salaries and related costs	(801,470)	(763,240)
General and administrative	(309,625)	(277,635)
Depreciation, net	(43,468)	(41,395)
Amortization of intangibles	(11,480)	(15,774)
Impairment of long-lived assets	(9,256)	(5,071)

Income from operations	35,190	63,646
Total other income (expense), net	(2,457)	(3,483)

Income before income taxes	32,733	60,163
Income taxes	(855)	(10,911)

Net income	$31,878	$49,252

Net income per common share:
Basic	$0.76	$1.18

Diluted	$0.76	$1.17

Weighted average common shares outstanding:
Basic	42,070	41,800
Diluted	42,201	42,006

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months Ended
	September 30,	September 30,
	2018	2017
Revenues:
Americas	$328,762	$341,334
EMEA	70,543	65,957
Other	28	18

Total	$399,333	$407,309

Operating Income:
Americas	$25,666	$35,932
EMEA	5,098	4,523
Other	(16,318)	(14,190)

Income from operations	14,446	26,265

Total other income (expense), net	(66)	(1,824)
Income taxes	(628)	(2,746)

Net income	$13,752	$21,695

	Nine Months Ended
	September 30,	September 30,
	2018	2017
Revenues:
Americas	$996,524	$977,136
EMEA	213,890	189,564
Other	75	61

Total	$1,210,489	$1,166,761

Operating Income:
Americas	$71,354	$100,031
EMEA	11,957	12,266
Other	(48,121)	(48,651)

Income from operations	35,190	63,646

Total other income (expense), net	(2,457)	(3,483)
Income taxes	(855)	(10,911)

Net income	$31,878	$49,252

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	September 30,	December 31,
	2018	2017
Assets:
Current assets	$553,189	$727,567
Property and equipment, net	138,812	160,790
Goodwill & intangibles, net	420,385	409,542
Other noncurrent assets	33,946	29,193

Total assets	$1,146,332	$1,327,092

Liabilities & Shareholders’ Equity:
Current liabilities	$201,540	$203,243
Noncurrent liabilities	132,956	327,370
Shareholders’ equity	811,836	796,479

Total liabilities and shareholders’ equity	$1,146,332	$1,327,092

Sykes Enterprises, Incorporated

Supplementary Data

	Q3 2018	Q3 2017
Geographic Mix (% of Total Revenues):
Americas (1)	82%	84%
Europe, Middle East & Africa (EMEA)	18%	16%
Other	0%	0%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2018	Q3 2017
Vertical Industry Mix (% of Total Revenues):
Financial Services	29%	29%
Communications	27%	33%
Technology	19%	17%
Transportation & Leisure	8%	7%
Healthcare	4%	3%
Other	13%	11%

Total	100%	100%

	Seat Capacity (2)
	Q3 2018	Q3 2017
Americas	42,100	45,200
EMEA	7,500	7,200

Total	49,600	52,400

	Capacity Utilization
	Q3 2018	Q3 2017
Americas	69%	70%
EMEA	76%	80%

Total	70%	71%

(2) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the third quarter 2018, the Company had approximately 3,300 virtual seats.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	September 30,	September 30,
	2018	2017
Cash Flow From Operating Activities:
Net income	$13,752	$21,695
Depreciation	14,201	14,355
Amortization of intangibles	3,638	5,293
Amortization of deferred grants	(189)	(176)
Changes in assets and liabilities and other	10,664	5,638

Net cash provided by operating activities	$42,066	$46,805

Capital expenditures	$10,621	$12,571
Cash paid during period for interest	$918	$1,786
Cash paid during period for income taxes	$3,339	$4,137

	Nine Months Ended
	September 30,	September 30,
	2018	2017
Cash Flow From Operating Activities:
Net income	$31,878	$49,252
Depreciation	43,852	41,778
Amortization of intangibles	11,480	15,774
Amortization of deferred grants	(533)	(550)
Changes in assets and liabilities and other	2,773	12,120

Net cash provided by operating activities	$89,450	$118,374

Capital expenditures	$36,853	$48,430
Cash paid during period for interest	$2,893	$4,852
Cash paid during period for income taxes	$15,423	$21,169

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	September 30,	September 30,
	2018	2017
GAAP income from operations	$14,446	$26,265
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,363	5,897
Merger & integration costs	2,898	270
Americas restructuring	8,065	-
(Gain) loss on contingent consideration	-	96
Other	(70)	987

Non-GAAP income from operations	$29,702	$33,515

	Three Months Ended
	September 30,	September 30,
	2018	2017
GAAP net income	$13,752	$21,695
Adjustments:
2017 Tax Reform Act	(452)	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,363	5,897
Merger & integration costs	2,898	270
Americas restructuring	8,065	-
(Gain) loss on contingent consideration	-	96
Other	(70)	763
Tax effect of the adjustments	(3,745)	(2,548)

Non-GAAP net income	$24,811	$26,173

	Three Months Ended
	September 30,	September 30,
	2018	2017
GAAP net income, per diluted share	$0.33	$0.52
Adjustments:
2017 Tax Reform Act	(0.01)	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.10	0.14
Merger & integration costs	0.07	-
Americas restructuring	0.19	-
(Gain) loss on contingent consideration	-	-
Other	-	0.02
Tax effect of the adjustments	(0.09)	(0.06)

Non-GAAP net income, per diluted share	$0.59	$0.62

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017	2018	2017
GAAP income (loss) from operations	$25,666	$35,932	$5,098	$4,523	$(16,318)	$(14,190)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,072	5,592	291	305	-	-
Merger & integration costs	1,981	144	-	-	917	126
Americas restructuring	8,065	-	-	-	-	-
(Gain) loss on contingent consideration	-	96	-	-	-	-
Other	-	680	-	(654)	(70)	961

Non-GAAP income (loss) from operations	$39,784	$42,444	$5,389	$4,174	$(15,471)	$(13,103)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Nine Months Ended
	September 30,	September 30,
	2018	2017
GAAP income from operations	$35,190	$63,646
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	13,439	17,566
Merger & integration costs	3,878	658
Americas restructuring	17,175	-
(Gain) loss on contingent consideration	-	(605)
Other	4,406	5,815

Non-GAAP income from operations	$74,088	$87,080

	Nine Months Ended
	September 30,	September 30,
	2018	2017
GAAP net income	$31,878	$49,252
Adjustments:
2017 Tax Reform Act	(452)	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	13,439	17,566
Merger & integration costs	3,878	658
Americas restructuring	17,175	-
(Gain) loss on contingent consideration	-	(605)
Other	4,406	5,658
Tax effect of the adjustments	(9,419)	(8,494)

Non-GAAP net income	$60,905	$64,035

	Nine Months Ended
	September 30,	September 30,
	2018	2017
GAAP net income, per diluted share	$0.76	$1.17
Adjustments:
2017 Tax Reform Act	(0.01)	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.32	0.42
Merger & integration costs	0.09	0.02
Americas restructuring	0.41	-
(Gain) loss on contingent consideration	-	(0.01)
Other	0.11	0.13
Tax effect of the adjustments	(0.24)	(0.20)

Non-GAAP net income, per diluted share	$1.44	$1.53

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017	2018	2017
GAAP income (loss) from operations	$71,354	$100,031	$11,957	$12,266	$(48,121)	$(48,651)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	12,522	16,577	917	989	-	-
Merger & integration costs	2,693	144	-	-	1,185	514
Americas restructuring	17,175	-	-	-	-	-
(Gain) loss on contingent consideration	-	(605)	-	-	-	-
Other	4,069	5,071	87	(217)	250	961

Non-GAAP income (loss) from operations	$107,813	$121,218	$12,961	$13,038	$(46,686)	$(47,176)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Three Months Ended
December 31,
2018
GAAP net income, per diluted share	$0.53 - $0.57
Adjustments:
2017 Tax Reform Act	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.10
Merger & integration costs	0.04
Americas restructuring	0.02
Other	-
Tax effect of the adjustments	(0.04)

Non-GAAP net income, per diluted share	$0.65 - $0.69

Business Outlook
Year Ended
December 31,
2018
GAAP net income, per diluted share	$1.28 - $1.32
Adjustments:
2017 Tax Reform Act	(0.01)
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.42
Merger & integration costs	0.13
Americas restructuring	0.42
Other	0.11
Tax effect of the adjustments	(0.26)

Non-GAAP net income, per diluted share	$2.09 - $2.13

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	September 30,	September 30,
	2018	2017
GAAP tax rate	4%	11%
Adjustments:
2017 Tax Reform Act	2%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3%	5%
Merger & integration costs	2%	0%
Americas restructuring	5%	0%
(Gain) loss on contingent consideration	0%	0%
Other	0%	1%

Non-GAAP tax rate	16%	17%

	Business Outlook
	Three Months Ended	Year Ended
	December 31,	December 31,
	2018	2018
GAAP tax rate	17%	8%
Adjustments:
2017 Tax Reform Act	0%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	1%	3%
Merger & integration costs	1%	1%
Americas restructuring	0%	3%
(Gain) loss on contingent consideration	0%	0%
Other	0%	1%

Non-GAAP tax rate	19%	16%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 12

	Three Months Ended September 30, 2018 vs. September 30, 2017 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	-3.7%	7.0%	55.6%	-2.0%
Adjustments:
Foreign currency impact (1)	0.6%	2.7%	0.0%	0.9%

Non-GAAP constant currency organic revenue growth	-3.1%	9.7%	55.6%	-1.1%

Discontinued program	-2.3%	0.0%	0.0%	-2.0%

(1) Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.

(2) Represents the period-over-period growth rate.

(3) Other includes corporate and other costs.